Exhibit 99.1

FOR IMMEDIATE RELEASE
contact:

Financial
Brian Little
Director, Investor Relations
404 584 4414
Media
Nick Gold
Director, Media
404 584 3457 or 404 275 9501

AGL RESOURCES REPORTS
2004 EARNINGS RESULTS

Company Revises 2005 Earnings
Guidance Upward

ATLANTA, January 28, 2005 - AGL Resources Inc. (NYSE: ATG) today reported fiscal year 2004 net income of $153 million, or $2.30 per basic ($2.28 per diluted share), compared with $128 million, or $2.03 per basic share ($2.01 per diluted share) in 2003. As a result of the company’s 11-million share equity offering in November 2004, earnings results for the year are based on weighted average shares outstanding of 66.3 million, while 2003 results were based on weighted average shares outstanding of 63.1 million. Current shares outstanding are 76.8 million.

The company previously had provided updated earnings guidance for 2004 in the range of $2.10 to $2.17 per share. However, earnings were significantly higher than the range because of stronger-than-expected contributions from its Wholesale Services business and its acquisition of NUI Corporation, which closed on November 30. The company’s results also reflect strong performance in the Energy Investments segment and lower interest expense, which offset higher corporate expenses and income taxes.

“Our unusually strong performance for the year is a good indicator that we keep our eye on the ball,” said Paula Rosput Reynolds, chairman, president and chief executive officer of AGL Resources. “We ran the base businesses well, are integrating our acquisitions at record speed, and have demonstrated that our related energy businesses can be important earnings contributors in times of exceptional volatility. While every element of our performance is not repeatable, and we still have regulatory issues to resolve, we are revising our 2005 base earnings guidance upward.”

For the fourth quarter of 2004, earnings were $0.64 per basic share ($0.64 per diluted share), compared with $0.54 per basic and diluted share in the fourth quarter of 2003. Improved earnings contributions in each operating segment drove fourth-quarter 2004 results. The primary driver, however, was substantially higher margins in Wholesale Services, as a result of a decline in forward gas prices that enabled Sequent Energy Management to capture approximately $5 million in value from forward storage transactions in the fourth quarter, rather than in first quarter 2005 as anticipated.

2004 RESULTS BY BUSINESS SEGMENT

Distribution Operations

The Distribution Operations segment’s EBIT for 2004 was $247 million, equal to 2003 results. For comparison purposes, however, the Distribution Operations segment’s EBIT contribution in 2004 was up $13 million, after excluding the effect of a net $13 million pre-tax gain on the sale of company property and a related charitable contribution in 2003. 2004 EBIT includes a $7 million contribution from NUI.

Operating margins improved by $42 million, primarily as a result of the acquisition of NUI ($25 million) and an approximately 2 percent increase in the total number of average connected customers at Atlanta Gas Light, Chattanooga Gas and Virginia Natural Gas. Operating expenses increased $29 million in 2004 relative to 2003, primarily as a result of NUI ($19 million) and increased costs related to information technology projects, regulatory activities (including Sarbanes-Oxley compliance) and depreciation expense, offset by decreased bad debt expense and a decrease in costs associated with post-retirement benefits.

The Distribution Operations business continued to strengthen its performance relative to key operating metrics. The average number of end-use customers in 2004 was 1.88 million, compared with 1.84 million in 2003. On an EBIT-per-customer basis, the segment improved to $130 for the full year 2004, compared with $127 in 2003.

Wholesale Services

The Wholesale Services segment contributed $24 million in EBIT in 2004, compared with $20 million in 2003. The $4 million increase is primarily the result of unusually strong fourth-quarter 2004 results, reflecting the accelerated recognition of margins associated with storage positions that originally were anticipated to be liquidated in first quarter 2005. The accelerated margin recognition resulted in $0.05 per share of earnings in the fourth quarter that otherwise would have been recognized in first quarter 2005. Primarily as a result of the decline in forward gas prices at the end of December 2004, approximately $18 million of Sequent’s full year EBIT contribution was generated in the fourth quarter 2004.

Sequent also continued to increase its volumes and business transaction activity in 2004. Full-year volumes were up 20 percent, from 1.75 Bcf per day in 2003 to 2.10 Bcf per day in 2004. New peaking and third-party asset management transactions also contributed to strong results for the year. Sequent’s operating expenses for 2004 were $29 million, compared with $20 million in 2003. The increase was due primarily to increased personnel and increased costs associated with the implementation of a new energy trading and risk management system and Sarbanes-Oxley 404 compliance.

Energy Investments

The Energy Investments segment contributed EBIT of $59 million in 2004, a 37 percent increase over the segment’s $43 million contribution in 2003. The primary driver of this segment’s results was the performance of SouthStar Energy, which contributed $53 million in EBIT in 2004, compared with $46 million in 2003. The improved results at SouthStar mainly reflect higher commodity margins and decreased bad debt expense during the year.

Energy Investments’ EBIT contribution increased due to higher contributions from AGL Networks and the acquisition of Jefferson Island Storage and Hub in October 2004.

SouthStar’s results are now consolidated with AGL Resources’ financial statements. During the quarter ended March 31, 2004, AGL Resources adopted Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 46R, Consolidation of Variable Interest Entities, which resulted in our consolidation of SouthStar’s financial results with AGL Resources’ financial statements beginning January 1, 2004.

To facilitate year-over-year comparisons, our Form 8-K filing (including management’s discussion of selected financial data) today with the Securities and Exchange Commission includes unaudited pro forma condensed consolidated balance sheet and income statement information, presented as if SouthStar’s balances were consolidated with AGL Resources’ results as of December 31, 2003.
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Corporate

The Corporate segment EBIT contribution decreased by $4 million in 2004, primarily the result of costs associated with information technology projects, Sarbanes-Oxley 404 compliance and merger and acquisition related expenses.

INTEREST EXPENSE AND INCOME TAXES

Interest expense for 2004 was $71 million, $4 million lower than in 2003. A favorable interest rate environment and the issuance of lower-interest, long-term debt combined to lower the company’s interest expense in 2004 relative to the previous year.

2004 income taxes were $90 million, a net increase of $3 million over 2003. The increase reflects $8 million of additional income taxes due to higher corporate earnings year-over-year, offset by a $5 million decrease in income taxes due to a decrease in the effective tax rate, from 39 percent in 2003 to 37 percent in 2004. The decline in the effective tax rate is primarily the result of the income tax adjustments recorded in the third quarter of 2004 in connection with our annual comparison of our filed tax returns to the related income tax accruals.”

2005 EARNINGS OUTLOOK

In 2005, AGL Resources expects its earnings to be in the range of $2.25 to $2.35 per share. The company had previously provided 2005 earnings guidance in the range of $2.20 to $2.30 per share.

Earnings Conference Call Webcast: The AGL Resources 2004 full-year/fourth quarter earnings conference call and webcast, scheduled for Friday, January 28, 2005, at 9 a.m. (ET), can be accessed via the investor relations section of the AGL Resources website at www.aglresources.com. The webcast replay of the call will be available on the website through the close of business on Friday, February 4. The telephone replay of the call can be accessed by dialing (888) 286-8010, using passcode 79485387. International callers should dial (617) 801-6888, and use the same passcode.

About AGL Resources

AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company and was named 2003 Gas Company of the Year by Platts Global Energy Awards. The company's utility subsidiaries - Atlanta Gas Light, Elizabethtown Gas in New Jersey, Virginia Natural Gas in Norfolk, Florida City Gas, Chattanooga Gas, and Elkton Gas in Maryland - serve 2.2 million customers in six states. Houston-based subsidiary Sequent Energy Management is involved in natural gas asset management and optimization, producer services, wholesale marketing and risk management activities. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana, and Virginia Gas, a natural gas storage pipeline and distribution company in southwestern Virginia and a high-deliverability salt cavern storage facility in Saltville, Va. For more information, visit www.aglresources.com.

Forward-Looking Statements

Certain statements included or incorporated by reference in this press release represent assumptions and expectations about future events. These statements, which may relate to such matters as future earnings, growth, supply and demand, costs, subsidiary performance, new technologies and strategic initiatives, are "forward-looking statements" within the meaning of the federal securities laws. These statements do not relate strictly to historical or current facts, and you can identify certain of these statements, but not necessarily all, by the use of the words "anticipate," "assume," "indicate," "estimate," "believe," "predict," "forecast," "rely," "expect," "continue," "grow" and other words of similar meaning. Although we believe that the assumptions and expectations reflected in these statements are reasonable in view of the information currently available, there can be no assurance that these assumptions and expectations will prove to be correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. In addition to the specific factors discussed in our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

•	changes in industrial, commercial and residential growth in AGL Resources’ service territories;

•	changes in price, supply and demand for natural gas and related products;

•	impact of changes in state and federal legislation and regulation, including orders of various state public service commissions and of the Federal Energy Regulatory Commission on the gas and electric industries and on AGL Resources;

•	actions taken by government agencies, including decisions on base rate increase requests by state regulators;

•	the ultimate impact of the Sarbanes-Oxley Act of 2002 and any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or AGL Resources' operations specifically;

•	the enactment of new accounting standards, or interpretations of existing accounting standards, by the Financial Accounting Standards Board or the Securities and Exchange Commission, or SEC, that could impact the way AGL Resources records revenues, assets and liabilities, which in turn could adversely affect reported results of operations;

•	the enactment of new auditing standards, or interpretations of existing auditing standards, by the Public Company Accounting Oversight Board which could adversely affect AGL Resources' ability to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, and unknown issues following deregulation such as the stability of the Georgia retail gas market, including risks related to energy marketing and risk management;

•	concentration of credit risk in marketers that are certificated by the Georgia Public Service Commission to sell retail natural gas in Georgia, as well as concentration of credit risk in customers of our wholesale services segment;

•	utility and energy industry consolidation;

•	performance of equity and bond markets and the impact on pension and post-retirement funding costs;

•	impact of acquisitions and divestitures, including:

o	the risk that the businesses of NUI Corporation and/or Pivotal Jefferson Island Storage & Hub, LLC will not be integrated successfully with AGL Resources or that such integrations may be more difficult, time-consuming or costly than expected;

o	material deficiencies in NUI's internal controls that AGL Resources must address and resolve;

o	revenues following the acquisitions may be lower than expected;

o	expected revenue synergies and cost savings from these two acquisitions may not be fully realized or realized within the expected time frame;

o	direct or indirect effects on AGL Resources' business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors;

•	interest rate fluctuations, financial market conditions and general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues;

•	impacts of changes in weather upon the temperature-sensitive portions of the business;

•	impact of ongoing investigations and litigation;

•	impact of changes in prices on the margins achievable in the unregulated retail gas marketing business;

•	increases in competition in the markets served by AGL Resources;

•	the availability and price of insurance;

•	the general effects of deregulation of the energy markets, including industry restructuring and unbundling of services;

•	the ability to attract and retain key executives and employees;

•	fluctuations in energy commodity prices;

•	acts of war or terrorism;

•	AGL Resources’ ability to control operating expenses and to achieve efficiencies in its existing and acquired operations;

•	AGL Resources’ ability to continue to modernize its current and acquired distribution infrastructures as scheduled and budgeted; and

•	other risks described in AGL Resources' documents on file with the SEC.

Any forward-looking statements should be considered in light of such important factors.

New factors which could cause actual results to differ materially from those described above emerge from time to time, and it is not possible to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and AGL Resources does not undertake any obligation to update the information contained in such statement to reflect subsequent developments or information except as required by law.

Supplemental Information
Company management evaluates segment financial performance based on earnings before interest and taxes (EBIT), which includes the effects of corporate expense allocations. Items that are not included in EBIT are financing costs, including debt and interest expense, income taxes and the cumulative effect of changes in accounting principles. The company evaluates each of these items on a consolidated level, and believes EBIT is a useful measurement of our performance because it provides information that can be used to evaluate the effectiveness of our businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

Operating margin is a non-GAAP measure of income, calculated as revenues minus cost of gas, excluding operation and maintenance expense, depreciation and amortization, and taxes other than income taxes. These items are included in the company’s calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the top-line contribution resulting from customer growth, since cost of gas is generally passed directly through to customers.

EBIT and operating margin should not be considered as alternatives to, or more meaningful indicators of, the company’s operating performance than operating income or net income as determined in accordance with accounting principles generally accepted in the United States of America. In addition, the company’s EBIT or operating margin may not be comparable to similarly titled measures of another company.

A reconciliation of non-GAAP financial measures referenced in this press release and otherwise in the earnings conference call and webcast is attached to this press release and is available on the company’s website at www.aglresources.com under the “investor information” section.

The following tables reconcile EBIT and operating margin to operating income.

AGL Resources Inc.
Reconciliation of Operating Margin to Operating Revenues
For the Three and Twelve Months Ended
December 31, 2004 and 2003
(In millions, except per share amounts)

	Three Months			Twelve Months

	12/31/2004	12/31/2003	Fav/(Unfav)	12/31/2004	12/31/2003	Fav/(Unfav)

Operating Revenues	$626	$279	$347	$1,832	$983	$849
Cost of gas	368	117	(251)	994	339	(655)
Operating margin	$258	$162	$96	$838	$644	$194

AGL Resources Inc.
Condensed Statements of Consolidated Income
For the Three and Twelve Months Ended
December 31, 2004 and 2003
(In millions, except per share amounts)

	Three Months			Twelve Months

	12/31/2004	12/31/2003	Fav/(Unfav)	12/31/2004	12/31/2003	Fav/(Unfav)

Operating Revenues	$626	$279	$347	$1,832	$983	$849
Cost of Gas	368	117	(251)	994	339	(655)
Operation and Maintenance Expenses	120	75	(45)	377	283	(94)
Depreciation and Amortization	28	23	(5)	99	91	(8)
Taxes Other Than Income	10	7	(3)	30	28	(2)
Total Operating Expenses	526	222	(304)	1,500	741	(759)
Gain on Sale of Caroline Street Campus	-	-	-	-	16	(16)
Operating Income	100	57	43	332	258	74
Equity in Earnings of SouthStar	-	17	(17)	-	46	(46)
Contribution to AGL Resources Private Foundation, Inc.	(2)	-	(2)	(2)	(8)	6
Other Income (Loss)	-	1	(1)	2	2	-
Minority interest	(4)	-	(4)	(18)	-	(18)
Earnings Before Interest & Taxes	94	75	19	314	298	16
Interest Expense	22	18	(4)	71	75	4
Earnings Before Income Taxes	72	57	15	243	223	20
Income Taxes	26	22	4	90	87	(3)
Income Before Cumulative Effect of Change in Accounting Principle	46	35	11	153	136	17
Cumulative Effect of Change in Accounting principle	-	-	-	-	(8)	8
Net Income	$46	$35	$11	$153	$128	$25

EPS Before Cumulative Effect of Change in Accounting Principle
Basic	$0.64	$0.54	$0.10	$2.30	$2.15	$0.15
Diluted	$0.64	$0.54	$0.10	$2.28	$2.13	$0.15

EPS
Basic	$0.64	$0.54	$0.10	$2.30	$2.03	$0.27
Diluted	$0.64	$0.54	$0.10	$2.28	$2.01	$0.27

Weighted-average number of common shares outstanding
Basic	70.5	64.3	6.2	66.3	63.1	3.2
Diluted	71.3	65.2	6.1	67.0	63.7	3.3

AGL Resources Inc.
EBIT Schedule
For the Three and Twelve Months Ended
December 31, 2004 and 2003
(In millions, except per share amounts)

	Three Months			Twelve Months

	12/31/2004	12/31/2003	Fav/(Unfav)	12/31/2004	12/31/2003	Fav/(Unfav)

Distribution Operations	$68	$65	$3	$247	$247	$-
Wholesale Services	18	(2)	20	24	20	4
Energy Investments	17	16	1	59	43	16
Corporate	(9)	(4)	(5)	(16)	(12)	(4)
Consolidated EBIT	94	75	19	314	298	16
Interest Expense	22	18	(4)	71	75	4
Income Taxes	26	22	(4)	90	87	(3)
Income Before Cumulative Effect of Change in Accounting Principle	46	35	11	153	136	17
Cumulative Effect of Change in Accounting Principle	-	-	-	-	(8)	8
Net Income	$46	$35	$11	$153	$128	$25

Earnings per Common Share Before Cumulative Effect of Change in Accounting Principle
Basic	$0.64	$0.54	$0.10	$2.30	$2.15	$0.15
Diluted	$0.64	$0.54	$0.09	$2.28	$2.13	$0.15

Earnings per Common Share
Basic	$0.64	$0.54	$0.10	$2.30	$2.15	$0.15
Diluted	$0.64	$0.54	$0.09	$2.28	$2.13	$0.15